Exhibit (c)(iii)

 Tile Shop Holdings Inc. Discussion Materials  Independent Transaction Committee  10.03.2025  Confidential

 Disclaimer  3  Confidential  This presentation is provided solely to the Independent Committee of the Board of Directors (the “Committee”) of Project Home (the “Company”) by GuideCap Partners, LLC (“GuideCap”), in connection with the Company’s contemplation of a potential transaction. No part of them may be reproduced, distributed, quoted, or transmitted without the prior written consent of GuideCap.  These materials were prepared in connection with an actual corporate engagement and may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with GuideCap. No other person or entity is entitled to rely on the materials, and GuideCap expressly disclaims any liability to any such person.  The materials are for discussion purposes only and are subject to further review and modification. Because these materials were prepared for use in a presentation to the Committee, they are incomplete without reference to, and should be reviewed only in conjunction with, the oral briefings and supplemental information provided by GuideCap. GuideCap makes no representation as to the completeness or accuracy of the materials if reviewed without the accompanying oral presentation. These materials should not be reviewed in isolation; reliance on portions of the analysis without full context may result in a misleading or incomplete understanding. The analyses contained herein involve complex methodologies and the application of professional judgment. The analysis herein is based on current market conditions, which are subject to change, and GuideCap assumes no obligation to update or revise these materials.  The information contained herein was obtained from the Company and/or publicly available sources. GuideCap has relied upon such information without independent verification and does not assume any liability for its accuracy or completeness. Any estimates, projections, or other forward-looking information have been prepared by the Company and are assumed to reflect the best currently available estimates and judgment of Company management. Actual results may vary materially. No representation or warranty, express or implied, is made as to the accuracy or completeness of such information.  GuideCap’s role is limited to providing financial analysis and related advice to the Committee and does not include evaluating strategic alternatives, negotiating transaction terms, assessing the business rationale for the Transaction, or recommending a price per share. These materials do not constitute legal, tax, accounting, regulatory, or investment advice and should not be relied upon as such. GuideCap is acting solely as financial advisor to the Committee and is not acting as agent or fiduciary of the Company, the Committee, or any other party.  GuideCap has not conducted any physical inspection of assets or facilities of the Company or any other party, nor has it performed or obtained independent appraisals or valuations. Any due diligence performed was for GuideCap’s own use in forming its analyses and was not conducted on behalf of the Committee or the Company. These materials do not constitute an independent valuation, solvency opinion, or fairness opinion unless specifically stated otherwise in a separately delivered document.  No portion of GuideCap’s compensation is contingent upon the conclusions reached or the outcome of the transaction under consideration. The financial arrangements between GuideCap and the Company have been reviewed and approved by the Committee.  Notwithstanding any other provision, the Company and its representatives may disclose, without limitation, the U.S. federal income tax treatment and structure of the transaction and any related materials provided by GuideCap, subject to compliance with applicable securities laws. These materials do not form part of an offer to sell or a solicitation to buy any securities or assets, nor do they constitute a recommendation to enter into any transaction.

 Table of Contents  Executive Summary  Analyses  Financial Statements  Other Analyses  3  Confidential

 4  I. Executive Summary

 Confidential  I. Executive Summary  Transaction  We understand that Project Home (the “Company”) is contemplating a transaction (the “Transaction”) that will result in:  A reverse stock split to be followed by a reciprocal forward stock split of the common stock that will result in fractional shares.  A subsequent cash-out of fractional shares which will reduce the number of stockholders.  An expected stockholder count of less than 300, which will allow the Company cease being a public reporting company, and terminate its registration obligations under the Exchange Act of 1934, as amended.  Other Information  GuideCap has been retained on behalf of, and will report solely to, the Independent Transaction Committee (the “Committee”).  GuideCap’s Role  The Committee has requested that GuideCap:  Provide financial analyses to assist the Committee in evaluating pricing alternatives for the Transaction; provided however, GuideCap will not determine or recommend the price per share, and all negotiation and pricing decisions shall be made solely by the Committee.  Render an opinion (the “Opinion”) as to whether the price per share consideration is fair from a financial point of view, to the unaffiliated cashed-out shareholders.  The Opinion will not address the business rationale, strategic merits, or the Company’s decision to pursue the Transaction, or any other non-financial considerations.  5  (a) This Executive Summary is abbreviated and is subject to the full terms as detailed in the letter of engagement executed on July 22, 2025.

 6  II. Analyses

 II. Analyses: Summary  All values are reference ranges and no weight is assigned to any methodology.  Company EBITDA values are adjusted to exclude stock compensation expense and is referred to as EBITDA throughout this report.  Company LTM EBITDA is trailing twelve months ending 7/31/2025.  Public Companies  LTM EBITDA  Implied Price Per Share  $4.99 $5.18  12.0x to 12.5x  2026p EBITDA  11.0x to 11.5x  $6.07 $6.33  Precedent Transactions  LTM EBITDA  12.0x to 12.5x  $4.99  $5.18  Discounted Cash Flow  Sensitivity Range  $4.24  $5.51  Reference  52 Week Range  10-90 VWAP Range  $4.62  $6.43 $6.55  $7.75  7  Confidential

 II. Analyses: Summary  7  Confidential  Enterprise Value is defined as market capitalization plus net long-term debt, including finance lease debt.  Historic financials and projections were provided by management.  2026p EBITDA is for the calendar year ending 12/31/2026.  Cash balance is as of 7/31/25.  Proforma fully diluted shares provided by the Company. The dilutive effect of the shares were calculated using the treasury stock method, assuming proceeds from option exercises are used to repurchase shares.  (In thousands)  Public Companies  LTM EBITDA  Public Companies  2026p EBITDA  Precedent Transactions  LTM EBITDA  Discounted Cash Flow  Sensitivity Range  Metric Utilized  $16,607  $16,607  $22,451  $22,451  $16,607  $16,607  Selected Multiples  12.0x  12.5x  11.0x  11.5x  12.0x  12.5x  Implied Enterprise Value  $199,280  $207,583  $246,957  $258,182  $199,280  $207,583  Cash  $20,294  $20,294  $20,294  $20,294  $20,294  $20,294  Debt  $0  $0  $0  $0  $0  $0  Implied Equity Value Range  $219,574  $227,877  $267,251  $278,476  $219,574  $227,877  $186,375  $242,426  Shares Outstanding  44,001  44,001  44,001  44,001  44,001  44,001  44,001  44,001  Implied Equity Value Per Share  $4.99  to  $5.18  $6.07  to  $6.33  $4.99  to  $5.18  $4.24  to  $5.51

 II. Analyses: Premiums over Historical Share Prices  (b) VWAP is the average trading price of a stock during a period, weighted by trading volume.  9  Confidential  (a) The hypothetical premiums are based on a hypothetical transaction share price range which is shown for information purposes only.  Historic Share Prices  Historic  Hypothetical Premiums over Historic Share Prices  Price  $6.00  $6.25  $6.50  $6.75  $7.00  $7.25  Recent Price  $5.95  1%  5%  9%  13%  18%  22%  52 Week High  $7.75  -23%  -19%  -16%  -13%  -10%  -6%  52 Week Low  $4.62  30%  35%  41%  46%  52%  57%  10 Day VWAP  $6.55  -8%  -5%  -1%  3%  7%  11%  30 Day VWAP  $6.40  -6%  -2%  2%  6%  9%  13%  60 Day VWAP  $6.46  -7%  -3%  1%  5%  8%  12%  90 Day WVAP  $6.43  -7%  -3%  1%  5%  9%  13%

 II. Analyses: Premiums over Valuation Methods  10  Confidential  (a) The hypothetical premiums are based on a hypothetical transaction share price range which is shown for information purposes only.  Valuation Methods  Method  Hypothetical Premiums over Valuation Methods  Average  $6.00  $6.25  $6.50  $6.75  $7.00  $7.25  Public Companies LTM EBITDA  $5.08  18%  23%  28%  33%  38%  43%  Public Companies 2026p EBITDA  $6.20  -3%  1%  5%  9%  13%  17%  Precedent Transactions LTM EBITDA  $5.08  18%  23%  28%  33%  38%  43%  Discounted Cash Flow  $4.87  23%  28%  33%  39%  44%  49%

 II. Analyses: Historic Comparison: Price Per Share  11  Confidential  (a) Summary Equity Value for each method is the average of the value indications for the method.  Valuation Methods Price per Share  Company Historic Price per Share

 II. Analyses: Historic Comparison: EV/EBITDA  11  Confidential  (a) Summary Enterprise Value With Cash for each method is the average of the values indications for the method.  Valuation Methods Implied EV/EBITDA  Company Historic EV/EBITDA

 II. Analyses: Public Companies  (e) 2025p and 2026p are projections for the calendar year ending 12/31/25 and 12/31/26; 3Y p are projections are the calendar year ending 12/31/27.  13  Confidential  For selection criterion see IV. Other Analyses: Public Company Sector Evaluation.  Selected multiples include adjustments for performance differences. See IV. Other Analyses: Peer Benchmarking.  Source: Public filings, press releases, TagniFi, Capital IQ.  Company LTM represents the last twelve months as of 7/31/25.  Capitalization  Financial Results  Enterprise Value to  (in thousands)  Price  9/30/25  Shares  Market  Cap.  Plus  Net Debt  Enterprise  Value  LTM  Rev.  LTM  EBITDA  2026p  EBITDA  LTM  Revenue  LTM  EBITDA  2026p  EBITDA  Floor & Decor Holdings, Inc.  73.70  108,381  7,987,680  19,548  8,007,228  4,600,232  532,580  586,498  1.7x  15.0x  13.7x  Home Depot, Inc.  405.19  994,000  402,758,860  49,513,000  452,271,860  165,054,000  26,111,000  26,754,458  2.7x  17.3x  16.9x  Lowes Companies Inc.  251.31  560,000  140,733,600  29,467,000  170,200,600  83,612,000  12,585,000  13,147,565  2.0x  13.5x  12.9x  Arhaus, Inc.  10.63  141,127  1,500,179  (181,560)  1,318,619  1,335,951  142,370  158,471  1.0x  9.3x  8.3x  Ethan Allen Interiors Inc.  29.46  25,634  755,178  (136,219)  618,959  614,649  79,381  82,200  1.0x  7.8x  7.5x  RH  203.16  19,825  4,027,704  3,136,010  7,163,714  3,337,241  598,920  772,882  2.1x  12.0x  9.3x  Williams Sonoma Inc.  195.45  124,163  24,267,658  (985,823)  23,281,835  7,829,759  1,784,758  1,701,094  3.0x  13.0x  13.7x  Low  755,178  618,959  614,649  79,381  82,200  1.0x  7.8x  7.5x  High  402,758,860  452,271,860  165,054,000  26,111,000  26,754,458  3.0x  17.3x  16.9x  Mean  83,147,266  94,694,688  38,054,833  5,976,287  6,171,881  1.9x  12.6x  11.8x  Median  7,987,680  8,007,228  4,600,232  598,920  772,882  2.0x  13.0x  12.9x  Selected Low  12.0x  11.0x  Selected High  12.5x  11.5x

 II. Analyses: Public Companies  Revenue Growth  Margins  Debt  (in thousands)  2024  23-24  2025p  24-25  3Yr p  CAGR  LTM  GM  LTM  EBITDA  2025p  EBITDA  Debt/  Equity  Debt/  MVIC  WC  % Rev  Current  Ratio  CAPEX  % Rev.  SG&A  % Rev.  Net PPE  % Assets  LTM  ROE  LTM  ROA  Floor & Decor Holdings, Inc.  0.9%  5.5%  8.1%  44%  12%  12%  2%  2%  7%  1.3  10%  37%  34%  9.7%  4.1%  Home Depot, Inc.  4.5%  3.0%  3.9%  33%  16%  15%  13%  11%  3%  1.1  2%  18%  27%  194.0%  14.9%  Lowes Companies Inc.  -3.1%  1.6%  3.6%  33%  15%  15%  25%  20%  1%  1.0  2%  19%  38%  -54.4%  15.0%  Arhaus, Inc.  -1.3%  6.5%  7.1%  39%  11%  11%  4%  3%  11%  1.3  8%  33%  23%  20.5%  5.7%  Ethan Allen Interiors Inc.  -4.9%  0.1%  NA  61%  13%  12%  0%  0%  26%  2.0  2%  50%  29%  10.7%  7.0%  RH  5.0%  9.8%  9.8%  45%  18%  20%  79%  44%  7%  1.3  7%  34%  43%  -77.5%  2.4%  Williams Sonoma Inc.  -0.5%  1.8%  2.9%  46%  23%  21%  0%  0%  11%  1.5  3%  27%  20%  50.7%  21.4%  Low  -4.9%  0.1%  2.9%  33%  11%  11%  0%  0%  1%  1.0  2%  18%  20%  -77.5%  2.4%  High  5.0%  9.8%  9.8%  61%  23%  21%  79%  44%  26%  2.0  10%  50%  43%  194.0%  21.4%  Mean  0.1%  4.0%  5.9%  43%  15%  15%  17%  12%  9%  1.4  5%  31%  30%  22.0%  10.0%  Median  -0.5%  3.0%  5.5%  44%  15%  15%  4%  3%  7%  1.3  3%  33%  29%  10.7%  7.0%  Working Capital (WC)  Other Metrics  Returns  (a) See footnotes on the prior page.  14  Confidential

 II. Analyses: Precedent Transactions  Distribution. Companies were included based on the following: Transactions occurring in the past two years with transaction values greater than $200 million where transaction multiples were available.  15  Confidential  (a) No relevant Home Improvement Retail Precedent Transactions were found. The expanded search in Furniture Retail and Building Materials yielded few results so the search was further expanded to Building Materials   Transaction Financial Results Enterprise Value to   Acquiror  (in thousands)  Target  Target Sector  Closed  Enterprise Value  LTM  Revenue  LTM EBITDA  EBITDA  Margin  LTM  Revenue  LTM EBITDA  Lowes Companies Inc  Foundation Building Materials  Building Materials Distribution  Pending  $8,800,000  $6,500,000  $635,000  10%  1.4x  13.9x  SRS Distribution, Inc.  GMS Inc.  Building Materials Distribution  2025-09-03  5,720,920  5,315,700  456,800  9%  1.1x  12.5x  James Hardie Industries  Azek Co Inc.  Home Furn. & Fixtures  2025-07-01  8,553,250  1,486,430  359,440  24%  5.8x  23.8x  QXO, Inc.  Beacon Roofing Supply Inc  Building Materials Distribution  2025-04-29  10,662,700  9,763,200  867,200  9%  1.1x  12.3x  Home Depot, Inc.  SRS Distribution, Inc.  Building Materials Distribution  2024-06-18  17,867,000  10,000,000  1,100,000  11%  1.8x  16.2x  Owens Corning  Masonite International Corp  Building Materials Distribution  2024-05-15  3,900,000  2,830,700  401,800  14%  1.4x  9.7x  Breedon Group Plc  BMC Enterprises Inc.  Building Materials Distribution  2024-03-07  300,000  178,900  35,500  20%  1.7x  8.5x  Miter Brands  PGT Innovations, Inc.  Doors & Windows  2024-03-28  3,075,950  1,504,200  260,900  17%  2.0x  11.8x  Summit Materials, Inc.  Argos Usa  Building Materials Distribution  2024-01-12  3,200,000  1,700,000  315,000  19%  1.9x  10.2x  Masonite International  Fleetwood Aluminum Products  Doors & Windows  2023-10-19  285,000  150,000  40,710  27%  1.9x  7.0x  Low  285,000  150,000  35,500  9%  1.1x  7.0x  High  17,867,000  10,000,000  1,100,000  27%  5.8x  23.8x  Mean  6,236,482  3,942,913  447,235  16%  2.0x  12.6x  Median  4,810,460  2,265,350  380,620  16%  1.8x  12.1x  Selected Low Selected High  12.0x  12.5x

 II. Analyses: Discounted Cash Flow  Projections were provided by management.  Net working capital requirements determined by GuideCap based on historic averages.  Long-term growth rate: Projected long-term GDP based on the Federal Reserve’s 6/18/25 projection of 1.8% real GDP growth plus 2.0% inflation target.  Cash flows are discounted using the midpoint convention.  The terminal value was calculated using the Perpetuity Growth Method. It assumes cash flows grow at a constant rate in perpetuity. Formula: Terminal Value = FCF₁ × (1 + g) / (r - g), where FCF₁ is free cash flow in the  For the year ending December 31  (in thousands)  8/1/2025  to 12/31/25  2026  2027  2028  2029  Terminal  Year  Revenue  $140,059  $362,476  $380,788  $401,677  $424,715  $424,715  Adjusted EBITDA  5,851  22,451  28,467  35,565  43,600  43,600  Margin %  4.2%  6.2%  7.5%  8.9%  10.3%  10.3%  Depreciation & amortization  6,333  13,493  12,596  12,208  12,754  12,754  Stock based compensation Earnings before interest & taxes Cash income taxes   850 2,142 2,642 3,292 3,292 3,292   (1,332) 6,815 13,229 20,066 27,555 27,555   (235) 1,942 3,770 5,719 7,853 7,853   Debt-free earnings after-tax  (1,097)  4,873  9,459  14,347  19,702  19,702  Depreciation & amortization  6,333  13,493  12,596  12,208  12,754  12,754  Stock based compensation  850  2,142  2,642  3,292  3,292  3,292  Decrease (Inc) in net working capital  491  (1,916)  (1,765)  (2,038)  (2,238)  (2,238)  Capital expenditures (4,581) (12,624) (13,003) (13,393) (13,795) (13,257)  Unlevered free cash flow (future value)  $1,996  $5,968  $9,928  $14,416  $19,714  $20,252  Long-term growth rate  3.8%  Terminal value, undiscounted  Present Value  $241,627  sh)  Assumptions Discount rate  Long-term growth rate Tax rate  12.00%  12.50%  13.00%  13.50%  218,866  206,804  196,039  186,375  223,091  210,514  199,318  189,291  227,528  214,399  202,743  192,329  12.50%  3.8%  28.5%  Cost of Ca  Interim Cash Flows  $37,882  Terminal Value  $152,338  Enterprise Value  Plus Cash 7/31/25  $190,220 Equity Value Sensitivity Analysis (with Ca  $20,294 Long-Term Growth  Equity Value  $210,514  3.6%  3.8%  4.0%  pital  11.50%  232,473  237,320  242,426  final forecast year, g is the perpetual growth rate, and r is the discount rate. The formula calculates the present value of all future cash flows from year n+1 to infinity under constant growth assumptions.  16  Confidential

 II. Analyses: Cost of Capital  (i)  Industry capital structure is shown for reference only. The Public Companies had wide variations in ratios and 10% percent was selected for illustrative purposes.  17  Confidential  Risk free rate: The spot 20-year Treasury Yield as of 09/23/25.  Equity risk premium: Kroll Equity Risk Premium (Supply Side) as of 12/31/24.  The Company’s beta was calculated based on a regression of the Company’s monthly stock returns against the S&P 500 Index over the most recent 60-month period.  Size premium: Kroll size premium for decile 10w. Implied market capitalization range of $221 to $304 million, as of 12/31/24.  Pre-tax cost of debt: Moody's Seasoned Baa Corporate Bond Yield as of 9/29/25, which approximates the Company’s SOFR based borrowing rate.  Expected future tax rate, provided by Company management.  Capital structure: Company capital structure is the current structure. Industry is the hypothetical capital structure based on peer ratios.  Debt: Long-term interest-bearing debt including capital leases divided by market equity.  Capital Asset Pricing Model  Cost of equity capital  Risk-free rate  4.70%  Equity risk premium  Company-specific observed beta Plus: Adjusted equity risk premium  6.26%  0.90x  5.63%  Plus: Size premium  2.18%  Plus: Company specific premium   0.00%  Total equity rate  12.51%  Cost of debt capital Pre-tax cost of debt  5.79%  Tax rate   28.50%  After-tax debt rate  4.14%  Reference  Capital structure   Company   Industry   Equity / invested capital  100.00%  90.00%  Debt / invested capital  0.00%  10.00%  Total invested capital  100.00%  100.00%  Weighted average cost of capital (WACC)  12.51%  11.68%  Selected (Rounded)  12.50%  11.50%

 18  III. Financial Statements

 III. Income Statement  19  Confidential  (a) Financials statements and projections provided by management.  Income Statements  For the year ending December 31  2019  2020  2021  2022  2023  2024  LTM  Jul-25  2025  2026  Projected  2027  2028  2029   (in thousands)   Total revenue  340,366  325,057  370,700  394,702  377,146  347,071  338,811  343,613  362,476  380,788  401,677  424,715  Total cost of goods sold  104,233  103,534  117,570  135,765  134,085  119,197  118,646  121,143  128,088  133,809  140,490  147,500  Total gross profit  236,133  221,524  253,131  258,937  243,061  227,874  220,165  222,470  234,388  246,979  261,187  277,216  Total operating expenses  237,263  215,149  232,520  236,328  226,904  224,357  221,074  224,477  227,573  233,750  241,121  249,661  Operating income  (1,130)  6,375  20,611  22,609  16,157  3,517  (909)  (2,007)  6,815  13,229  20,066  27,555  Interest expense  3,801  1,874  656  1,579  2,164  275  15  103  100  100  100  100  Pretax Income/(loss)  (4,931)  4,501  19,954  21,031  13,993  3,242  (924)  (2,110)  6,715  13,129  19,966  27,455  Income tax expense  (613)  (1,529)  5,180  5,327  3,923  921  (234)  (443)  1,947  3,742  5,630  7,687  Net income  (4,319)  6,030  14,774  15,704  10,070  2,321  (690)  (1,667)  4,768  9,387  14,335  19,767  EBITDA calculation  Operating income  (1,130)  6,375  20,611  22,609  16,157  3,517  (909)  (2,007)  6,815  13,229  20,066  27,555  Plus: Depreciation  33,116  31,336  27,379  25,142  21,229  17,759  16,172  15,610  13,493  12,596  12,208  12,754  Plus: Stock based comp.  2,645  2,242  2,266  1,832  1,392  1,338  1,345  1,642  2,142  2,642  3,292  3,292  Plus: Non-recurring items   170   Adjusted EBITDA  34,631  39,952  50,256  49,583  38,779  22,614  16,607   15,415 22,451 28,467 35,565 43,600

 III. Income Statement: Common Size  Income Statements  For the year ending December 31  2019  2020  2021  2022  2023  2024  LTM  Jul-25  2025  2026  Projected  2027  2028  2029   (Common Size)   Total revenue  100%  100%  100%  100%  100%  100%  100%  100%  100%  100%  100%  100%  Total cost of goods sold  31%  32%  32%  34%  36%  34%  35%  35%  35%  35%  35%  35%  Total gross profit  69%  68%  68%  66%  64%  66%  65%  65%  65%  65%  65%  65%  Total operating expenses  70%  66%  63%  60%  60%  65%  65%  65%  63%  61%  60%  59%  Operating income  0%  2%  6%  6%  4%  1%  0%  -1%  2%  3%  5%  6%  Interest expense  1%  1%  0%  0%  1%  0%  0%  0%  0%  0%  0%  0%  Pretax Income/(loss)  -1%  1%  5%  5%  4%  1%  0%  -1%  2%  3%  5%  6%  Income tax expense  0%  0%  1%  1%  1%  0%  0%  0%  1%  1%  1%  2%  Net income  -1%  2%  4%  4%  3%  1%  0%  0%  1%  2%  4%  5%  EBITDA calculation  Operating income  0%  2%  6%  6%  4%  1%  0%  -1%  2%  3%  5%  6%  Plus: Depreciation  10%  10%  7%  6%  6%  5%  5%  5%  4%  3%  3%  3%  Plus: Stock based comp.  1%  1%  1%  0%  0%  0%  0%  0%  1%  1%  1%  1%  Plus: Non-recurring items  0%  0%  0%  0%  0%  0%  0%   0% 0% 0% 0% 0%  Adjusted EBITDA  10%  12%  14%  13%  10%  7%  5%   4% 6% 7% 9% 10%  19  Confidential

 III. Balance Sheets  19  Confidential  Balance Sheets  For the year ending December 31  2019  2020  2021  2022  2023  2024 7/31/25   (in thousands)   Assets  Cash  9,919  10,272  10,013  7,759  8,620  20,957  20,294  Accounts receivable  3,370  2,975  3,202  3,411  2,882  3,085  3,708  Inventory  97,620  74,296  97,175  120,952  93,679  86,267  85,417  Income tax receivable  3,090  8,116  6,923  3,859  129  850  1,543  Other current assets  8,180  8,995  9,769  10,422  9,248  8,663  7,744  Total current assets  122,179  104,654  127,082  146,403  114,558  119,822  118,706  Property, plant and equip, net  130,461  99,035  82,285  71,095  64,317  59,733  58,511  Right of use asset  137,737  132,374  123,101  118,501  129,092  132,861  130,006  Deferred tax assets  7,196  5,341  6,953  6,536  5,256  4,890  4,553  Other assets  2,241  1,286  1,337  3,287  3,449  2,297  1,803  Net fixed assets  277,635  238,036  213,676  199,419  202,114  199,781  194,874  Total assets   399,814 342,690 340,758 345,822 316,672 319,603 313,580   Liabilities & equity  Accounts payable  18,181  15,382  30,884  23,506  23,345  23,808  19,383  Income tax payable  87  93  390  3  1,135  62  (13)  Current portion of lease liability  26,993  27,223  28,190  27,866  27,265  28,880  29,792  Other accrued liabilities   24,589 34,106 38,248 31,916 27,000 25,644 27,054   Total current liabilities  69,850  76,804  97,712  83,291  78,745  78,394  76,217  Long-term debt, net  63,000  -  5,000  45,400  -  -  -  Long-term lease liability, net  131,451  122,678  110,262  103,353  112,697  113,700  109,450  Other long-term liabilities  4,614  4,146  5,560  5,009  5,543  4,597  5,067  Total long-term liabilities  199,065  126,824  120,822  153,762  118,240  118,297  114,517  Total liabilities  268,915  203,628  218,534  237,053  196,985  196,691  190,733  Owners' equity   130,899 139,062 122,224 108,769 119,687 122,912 122,847   Total liabilities & equity   399,814 342,690 340,758 345,822 316,672 319,603 313,580

 III. Balance Sheets: Common Size  19  Confidential  Balance Sheets  For the year ending December 31  2019  2020  2021  2022  2023  2024  7/31/25   (Common size)   Assets  Cash  2%  3%  3%  2%  3%  7%  6%  Accounts receivable  1%  1%  1%  1%  1%  1%  1%  Inventory  24%  22%  29%  35%  30%  27%  27%  Income tax receivable  1%  2%  2%  1%  0%  0%  0%  Other current assets  2%  3%  3%  3%  3%  3%  2%  Total current assets  31%  31%  37%  42%  36%  37%  38%  Property, plant and equip, net  33%  29%  24%  21%  20%  19%  19%  Right of use asset  34%  39%  36%  34%  41%  42%  41%  Deferred tax assets  2%  2%  2%  2%  2%  2%  1%  Other assets  1%  0%  0%  1%  1%  1%  1%  Net fixed assets  69%  69%  63%  58%  64%  63%  62%  Total assets   100% 100% 100% 100% 100% 100% 100%  Liabilities & equity  Accounts payable  5%  4%  9%  7%  7%  7%  6%  Income tax payable  0%  0%  0%  0%  0%  0%  0%  Current portion of lease liability  7%  8%  8%  8%  9%  9%  10%  Other accrued liabilities  6%  10%  11%  9%  9%  8%  9%  Total current liabilities  17%  22%  29%  24%  25%  25%  24%  Long-term debt, net  16%  0%  1%  13%  0%  0%  0%  Long-term lease liability, net  33%  36%  32%  30%  36%  36%  35%  Other long-term liabilities  1%  1%  2%  1%  2%  1%  2%  Total long-term liabilities  50%  37%  35%  44%  37%  37%  37%  Total liabilities  67%  59%  64%  69%  62%  62%  61%  Owners' equity  33%  41%  36%  31%  38%  38%  39%  Total liabilities & equity  100%  100%  100%  100%  100%  100%  100%

 23  IV. Other Analyses

 IV. Public Company Sector Evaluation  24  Confidential  Few public Home Improvement Retail companies exist, thus adjacent sectors were evaluated. Furniture Retail were selected as a relevant proxy. Company selection criterion included: Market capitalization greater than $200 million; primarily retail; primarily brick and mortar; forward revenue and ebitda estimates available; and excludes troubled companies.  Highlighted metrics represent the sector metric closest to the Company.  Source: Public filings, press releases, TagniFi, Capital IQ.  Enterprise Value ($M)  LTM Margins  Gross EBITDA  Margin Margin  Net Income Margin  CapEx/ Revenue  Historic Revenue Growth  1yr 5yr CAGR  '23-24 '19-24  Historic EBITDA Growth  1yr 5yr CAGR  '23-24 '19-24  Projected Revenue Growth  1yr 3yr CAGR  '24-25 '24-27  Projected EBITDA Growth  1yr 3yr CAGR  '24-25 '24-27  Project Home  $250 +/-  65.0%  4.9%  -0.2%  4.4%  -8.0%  2.0%  -41.7%  -34.7%  -1.0%  3.1%  -31.8%  8.0%  Home Improvements  $170,200,600  33.5%  14.8%  8.2%  2.5%  0.9%  4.8%  -6.6%  5.0%  3.0%  3.9%  -0.3%  4.0%  Furniture  $4,241,167  45.4%  13.7%  6.9%  4.9%  -0.9%  3.0%  -11.9%  2.7%  4.1%  7.1%  -2.0%  4.2%  Building Materials  $5,783,612  38.8%  23.5%  9.9%  5.6%  0.8%  7.5%  -3.5%  10.2%  6.7%  8.5%  13.4%  19.4%  Home Improvements  + Furniture  $8,007,228  43.7%  15.1%  8.2%  3.3%  -0.5%  3.3%  -6.5%  5.5%  3.0%  5.5%  -2.4%  3.3%

 IV. Premiums Paid Analysis  24  Confidential  Source: TagniFi, public filings and press releases.  Selection criterion: Retail transactions in the last 10 years; market capitalization greater than $200 million; excludes transactions with premiums in excess of 100%.  This analysis is for reference only.  Date  Offer Price   Control Premium (Discount) to Pre-Announcement Share Price at:   Target  Acquirer  Closed  Per Share  1-Day  1-Week  1-Month  2-Month  3-Month  6-Month  1-Year  Ann Inc.  Ascena Retail Group, Inc.  2015-08-21  47.00  21.4%  20.5%  23.3%  12.8%  31.4%  26.1%  17.2%  Belk Inc  Sycamore Partners  2015-12-10  68.00  0.0%  0.0%  0.0%  7.3%  2.9%  33.1%  14.6%  Cabelas Inc.  Bass Pro Shops  2017-09-26  65.50  19.2%  25.4%  33.3%  28.8%  28.8%  34.0%  48.4%  Staples Inc  Sycamore Partners  2017-09-12  10.25  11.9%  18.4%  15.7%  6.3%  18.9%  15.8%  28.1%  West Marine Inc  Monomoy Capital Partners  2019-05-17  12.97  33.7%  34.8%  33.0%  18.9%  36.5%  24.1%  55.5%  Finish Line Inc.  JD Sports Fashion PLC  2018-06-18  13.50  28.0%  31.5%  31.3%  8.3%  -2.3%  32.6%  9.7%  Smart & Final Stores, Inc.  Apollo Global Management, Inc.  2019-06-20  6.50  18.6%  23.3%  29.2%  -1.4%  -0.8%  22.9%  26.2%  Barnes & Noble Inc.  Elliott Management Corporation  2019-08-07  6.50  9.1%  48.1%  26.5%  22.0%  22.2%  -2.4%  15.0%  Tiffany & Co  LVMH Moet Hennessy Louis Vuitton S.E  2021-01-07  135.00  7.6%  7.9%  37.0%  48.6%  63.3%  44.2%  31.9%  Michaels Companies, Inc.  Apollo Global Management, Inc.  2021-04-15  22.00  22.1%  48.0%  43.5%  69.1%  78.4%  95.9%  468.5%  At Home Group Inc.  Hellman & Friedman  2021-07-23  37.00  3.6%  0.7%  -1.9%  23.2%  23.4%  131.5%  389.4%  Chico'S Fas, Inc.  Sycamore Partners  2024-01-05  7.60  64.9%  66.3%  46.7%  27.5%  42.1%  40.7%  53.8%  Hibbett Inc.  JD Sports Fashion PLC  2024-07-25  87.50  20.7%  23.6%  20.8%  14.1%  32.7%  86.5%  55.1%  Nordstrom Inc.  El Puerto de Liverpool, S.A.B. de C.V.  2025-05-20  24.25  6.3%  11.0%  15.5%  12.1%  15.2%  42.1%  65.2%  Low  0.0%  0.0%  -1.9%  -1.4%  -2.3%  -2.4%  9.7%  25th Percentile  7.2%  10.3%  15.6%  8.1%  12.1%  23.8%  16.7%  Mean  19.1%  25.7%  25.3%  21.3%  28.1%  44.8%  91.3%  Median  18.9%  23.5%  27.8%  16.5%  26.1%  33.6%  40.2%  75th Percentile  23.6%  38.1%  34.3%  27.8%  37.9%  54.7%  57.9%  High  64.9%  66.3%  46.7%  69.1%  78.4%  131.5%  468.5%

 -8.0%  Company  -4.9%  -3.1%  -1.3%  -0.5%  0.9%  4.5%  5.0%  ETD  LOW  ARHS  WSM  FND  HD  RH  -1.0%  Company  26  Confidential  0.1%  1.6%  1.8%  3.0%  5.5%  6.5%  9.8%  ETD  LOW  WSM  HD  FND  ARHS  RH  IV. Peer Benchmarking  Revenue Growth (2023-2024)  Revenue Growth (2024-2025)  (a) The quality of the Company’s performance and financials is lower than its public company peers in size, profitability, and growth. The Company performed last in each of the benchmarking categories other than capital expenditures. Company historic revenue growth is significantly less than all peers. The Company LTM EBITDA margins were 4.9% approximately 65% lower than the peer median of 14%. Company 3Yr Revenue CAGR of 3.1% is 19% lower than the peer median of 3.9%. These factors were considered in determining the selected multiples in the Public Companies Analysis. Sufficient data was not available to quantify performance differences in the Precedent Transaction Analysis.

 3.1%  2.9%  3.6%  3.9%  7.1%  8.1%  9.8%  Company  WSM  LOW  HD  ARHS  FND  RH  ETD  4.9%  26  Confidential  10.7%  11.6%  12.9%  15.1%  17.9%  15.8%  22.8%  Company  ARHS  FND  ETD  LOW  RH  HD  WSM  IV. Peer Benchmarking  Revenue Growth (2024-2027p CAGR)  EBITDA Margin (TTM)  NA

 1.8%  26  Confidential  2.1%  2.3%  2.8%  4.4%  6.9%  8.0%  9.7%  ETD  HD  LOW  WSM  Company  RH  ARHS  FND  IV. Peer Benchmarking  Capital Expenditures to Revenue (TTM)